LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of the 29th day of September 1997, is made and entered into on the terms and conditions hereinafter set forth, among INTERACTIVE MAGIC, INC., a Maryland corporation ("Borrower"), iMAGICONLINE Corporation, a North Carolina Corporation ("iMagicOnline"), and OBERLIN CAPITAL, L.P., a Delaware limited partnership ("Lender").

                                    RECITALS:

     WHEREAS, Borrower has requested that Lender make available to Borrower a loan in the principal amount of up to $1,200,000 (the "Loan") on the terms and conditions hereinafter set forth, and for the purposes hereinafter set forth; and

     WHEREAS, in order to induce Lender to make the Loan to Borrower, Borrower and iMagicOnline have made certain representations to Lender and Borrower has agreed to issue and sell to Lender a warrant to purchase shares of Borrower's common stock; and

     WHEREAS, Lender, in reliance upon the representations and inducements of Borrower and iMagicOnline, has agreed to make the Loan upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, iMagicOnline and Lender hereby agree as follows.

                                    ARTICLE I

                              DEBENTURE AND WARRANT

     1.01 Authorization of Debenture and Warrant. Borrower has authorized the issue and sale of (a) its Junior Subordinated Debenture due August 30, 2002, in the aggregate principal amount of up to $1,200,000 (the "Debenture"), which shall be in substantially the form attached hereto as Exhibit A, and (b) a Stock Purchase Warrant (the "Warrant"), which shall be in substantially the form attached hereto as Exhibit B.

     1.02 Description of Debenture. The Debenture shall be dated the date of issue, to mature on August 30, 2002, and shall bear interest from the date of issuance at the rate of 11%

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per annum for the 12-month  period ending  August 30, 1998,  12.0% per annum for the 12-month period ending August 30, 1999, and 12.5% per annum thereafter to maturity, payable in arrears every six months from the date of issue (with the first such interest payment being due on February 28, 1998) and at maturity, and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and on any overdue installment of interest at the rate of 15.5% per annum after maturity, whether by acceleration or otherwise, until paid. Interest on the Debenture shall be computed on the basis of a 360-day year of twelve 30-day months. The Debenture is not subject to prepayment or redemption prior to its expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Debenture. The term "Debenture" as used herein shall include each Debenture delivered pursuant to this Agreement.

     1.03 Sale and Purchase of Debenture and Warrant.

     (a) Closing. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, Borrower agrees to issue and sell to Lender and Lender agrees to purchase from Borrower upon the purchase and sale of the Debenture and Warrant hereunder (the "Closing"), (i) the Debenture in the aggregate principal amount of $1,200,000 at a price of 100% of the principal amount thereof, and (ii) the Warrant, at a price of $100, which shall entitle Lender to purchase shares of Borrower's Common Stock (the "Warrant Shares").

     (b) Delivery. Delivery of the Debenture and the Warrant will be made at the office of Borrower against payment therefore by federal funds wire transfer to Borrower's account in immediately available funds and to the accounts and in the amounts in accordance with Borrower's written instructions, at 10:00 a.m. on September 29th, 1997, or such later date as Borrower and Lender shall agree (the "Closing Date"). The Debenture and the Warrant delivered to Lender on the First Closing Date will be delivered to Lender in the form of a single Debenture and a single Warrant for the full amount of such purchase (unless different denominations are specified by Lender, each registered in Lender's name or in the name of such nominee as Lender may specify and, with appropriate insertions) all as Lender may specify at least 24 hours prior to the date fixed for delivery.

     (c) Investment Representations. Lender represents and warrants that it is purchasing the Warrant and the Warrant Shares for its own account, for investment purposes and not with a view to the distribution thereof. The foregoing representations and warranties shall not be construed as imposing any limitation on Lender's right to transfer the Warrant or any of the Warrant Shares that is not otherwise expressly set forth herein or in the Warrant or required by applicable law.

     1.04 Closing Fee. Borrower agrees to pay to Lender on or before the Closing Date a closing fee in an amount equal to $24,000, payable $12,000 in cash and $12,000 by crediting Borrower's application fee held by Lender.


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                                   ARTICLE II

                             SECURITY; SUBORDINATION

     2.01 Security. The Secured Obligations (as hereinafter defined) are and shall continue to be secured as follows.

     Borrower and iMagicOnline hereby grant, assign and pledge to Lender a security interest in the following described property and interests in property, together with all proceeds thereof (collectively, "the Collateral"):

     (a) Equipment. All machinery and equipment, all data processing and office equipment, all computer equipment, hardware and firmware, all furniture, fixtures, appliances and all other goods of every type and description, whether now owned or hereafter acquired and wherever located, together with all parts, accessories and attachments and all replacements thereof and additions thereto; and

     (b) Inventory. All inventory and goods of Borrower and iMagicOnline, whether held for lease, sale or furnishing under contracts of service, all agreements for lease of same and rentals therefrom, whether now in existence or owned or hereafter acquired and wherever located; and

     (c) General Intangibles. All rights, interests, choses in action, causes of action, claims and all other intangible property of Borrower and iMagicOnline of every kind and nature, in each instance whether now owned or hereafter acquired including, but not limited to, all corporate and business records; all loans, royalties, and other obligations receivable; all trade secrets, inventions, designs, patents, patent applications, registered or unregistered service marks, trade names, trademarks, copyrights and the goodwill associated therewith and incorporated therein, and all registrations and applications for registration related thereto; goodwill, licenses, permits, franchises, customer lists and credit files; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and other contracts and contract rights; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property and any security agreements relating thereto; all rights to indemnification; all proceeds of insurance of which Borrower and iMagicOnline are beneficiaries; all letters of credit, guarantees, liens, security interests and other security held by or granted to Borrower and iMagicOnline; and all other intangible property, whether or not similar to the foregoing; and

     (d) Accounts, Chattel Paper, Instruments and Documents. All Borrower's and iMagicOnline's accounts, accounts receivable, chattel paper, instruments and documents, whether now in existence or owned or hereafter acquired, entered into, created or arising, and wherever located; and

     (e) Other Property. All property or interests in any other property now owned or hereafter acquired by Borrower and iMagicOnline.



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


This Agreement and any other instruments, documents or agreements now or hereafter securing the Secured Obligations, including, without limitation documents to be filed with the U.S. Copyright Office and/or the Patent and
Trademark Office, are herein collectively referred to as the "Security Instruments." The Security Instruments, together with the Debenture and any other instruments and documents now or hereafter evidencing, securing or delivered to Lender by Borrower and iMagicOnline in connection with the indebtedness evidenced by the Debenture are herein individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents".

     2.02 Secured Obligations. Without limiting any of the provisions thereof, the Security Instruments shall secure:

          (a) The full and timely payment of the indebtedness evidenced by the Debenture, together with interest thereon, and any extensions, modifications, consolidations, and/or renewals thereof, and any notes given in payment thereof;

          (b) The full and prompt performance of all of the obligations of Borrower and iMagicOnline to Lender under the Loan Documents to which Borrower and iMagicOnline are parties; and

          (c) The full and prompt payment of all court costs, and other reasonable expenses and costs of whatever kind incident to the collection of the indebtedness evidenced by the Debenture, the enforcement or protection of the security interests of the Security Instruments or the exercise by Lender of any rights or remedies of Lender with respect to the indebtedness evidenced by the Debenture, including without limitation reasonable attorney's fees incurred by Lender, all of which Borrower and iMagicOnline agree to pay to Lender upon demand.

All of the foregoing indebtedness and other obligations are herein collectively referred to as the "Secured Obligations".

     2.03 Subordination. Notwithstanding anything to the contrary in this Agreement or in the Debenture, the indebtedness evidenced by the Debenture, including principal and interest, shall be subordinate and junior to the prior payment of the indebtedness of Borrower for borrowed money (except such indebtedness of Borrower other than the Debenture that is expressly stated to be subordinate or junior in any respect to indebtedness of Borrower to Lender), whether outstanding as of the date of this Agreement (including any obligations of Borrower under any guaranty or suretyship agreement relating to indebtedness for borrowed money by subsidiaries of Borrower), or hereafter created, constituting borrowed money from Coast Business Credit, a division of Southern Pacific Thrift and Loan Association, but only up to $7,000,000, or from federally or state chartered banks, to the extent that such indebtedness (a) does not exceed the amounts permitted by Section 4.22 hereof, (b) is approved by the Board of Directors of Borrower and (c) is designated as being senior to the Debenture (but only to the extent so designated), together with all obligations issued in renewal, deferral, extension, refunding, amendment or modification of any such indebtedness, all to the extent not exceeding



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the  amounts  permitted  by  Section  4.22  hereof  (collectively,  the  "Senior
Indebtedness"). Nothing herein shall be deemed to preclude payments of principal and interest or other amounts pursuant to the Security Obligations to the extent that no event of default has occurred with respect to the Senior Indebtedness such that the Senior Indebtedness has become due in full.

     2.04 Liquidation, etc. (a) Upon any distribution of assets of Borrower in connection with any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon, and all costs and expenses (including reasonable attorneys' fees) related thereto, before the holders of the Debenture shall be entitled to receive any payment on account of the principal of or interest on or any other amount owing with respect to the Debenture (other than payment in shares of capital stock of Borrower as reorganized or readjusted, or securities of Borrower or any other corporation provided for by a plan of reorganization or readjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof that may at the time be outstanding). Under the circumstances provided herein, the holders of the Senior Indebtedness shall have the right to receive and collect any distributions made with respect to the Debenture until such time as the Senior Indebtedness is paid in full, and shall have the further right to take such actions as may be deemed necessary or required to so receive and collect such distributions including making or filing any proofs of claim relating thereto.

     (b) Without in any way modifying the provisions of this Article II or affecting the subordination effected hereby if such notice is not given, Borrower shall give prompt written notice to Lender of any dissolution, winding up, liquidation or reorganization of Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

     2.05 Senior Indebtedness Default. Borrower shall not declare or pay any dividends or make any distributions to the holders of capital stock of Borrower or purchase or acquire for value any of the Debenture if any default has occurred and is continuing with respect to the payment of principal of, or premium (if any) or interest on any Senior Indebtedness.

     2.06 Subrogation. Upon the prior payment in full of all Senior Indebtedness, Lender shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of Borrower applicable to the Senior Indebtedness until all amounts owing on the Debenture shall be paid in full, and for the purpose of such subrogation, no payments or distributions to Lender otherwise payable or distributable to the holders of Senior Indebtedness shall, as between Borrower, its creditors (other than the holders of Senior Indebtedness) and Lender, be deemed to be payment by Borrower to or on account of the Debenture, it being understood that the provisions of this Article II are and are intended solely for the purpose of defining the relative rights of Lender, on the one hand, and the holders of the Senior Indebtedness, on the other hand.



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


     2.07  Borrower's  Obligations Not Impaired.  (a) Nothing  contained in this
Article II or in the Debenture is intended to or shall impair, as between Borrower and Lender, the obligation of Borrower, which is absolute and unconditional, to pay Lender the principal of and interest on the Debenture as and when the same shall become due and payable in accordance with the terms of the Debenture or is intended to or shall affect the relative rights of Lender other than with respect to the holders of the Senior Indebtedness, nor, except as expressly provided in this Article II shall anything herein or therein prevent Lender from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under this Agreement or under the Debenture.

     (b) If any payment or distribution shall be received in respect of the Debenture in contravention of the terms of this Article II, such payment or distribution shall be held in trust for the holders of the Senior Indebtedness, and shall be immediately delivered to such holders in the same form as received.

     2.08 Power of Attorney. Borrower and iMagicOnline hereby appoint Lender as Borrower's and iMagicOnline's true and lawful attorney, with full power of substitution, to do any or all of the following, in the name, place and stead of Borrower and iMagicOnline, as the case may be: (a) file this Agreement (or an abstract hereof) or any other document describing lender's interest in the Collateral, including without limitation filings with the U.S. Patent and Trademark Office (the "PTO"), and (b) take any action and execute any instrument that Lender may reasonably deem necessary or advisable to accomplish the purposes of this Agreement after providing prior notice to Borrower.

     2.09 Further Assurances. If reasonably requested by Borrower or a holder or proposed holder of Senior Indebtedness, Lender hereby agrees to negotiate in good faith with such holder or proposed holder of Senior Indebtedness the terms and conditions of a subordination or intercreditor agreement that would supersede the provisions for subordination set forth herein.

                                   ARTICLE III

                                   WARRANTIES

     Borrower and iMagicOnline hereby warrant to Lender as follows:

     3.01 Corporate Status. Borrower and iMagicOnline each is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower and iMagicOnline each is duly qualified to do business and is in good standing in each state in which a failure to be so qualified would have a materially adverse effect on such entity's financial position or its ability to conduct its business in the manner now conducted.



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


     3.02 Subsidiaries. Except as disclosed on Schedule 3.02, Borrower and iMagicOnline each has no subsidiaries and has no direct or indirect ownership interests in any other entity.

     3.03 Authorization. Except as disclosed on Schedule 3.05, Borrower and iMagicOnline each has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity other than such consents and approvals as have or shall have been obtained as of the Closing. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower and iMagicOnline each is a party, and the performance by Borrower of its obligations hereunder and/or thereunder are within its corporate powers and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the charter or bylaws of Borrower or iMagicOnline, as the case may be, or any agreement binding upon it or its properties. The officer(s) executing this Agreement, the Debenture and all of the other Loan Documents to which Borrower and iMagicOnline each is a party, is (are) duly authorized to act on behalf of Borrower.

     3.04  Validity  and  Binding  Effect.  This  Agreement  and the other  Loan
Documents are the legal, valid and binding obligations of Borrower and iMagicOnline, enforceable in accordance with their terms.

     3.05 No Consent Required. Except as disclosed on Schedule 3.05, the execution, delivery and performance of the Loan Documents by Borrower and iMagicOnline do not require the consent or approval of or the giving of notice to any person or entity other than the approval of the Board of Directors of Borrower and iMagicOnline and such other consents or approvals as have or shall have been obtained as of the Closing.

     3.06 Other Transactions. Except as disclosed on Schedule 3.06, there are no outstanding loans, liens, pledges, security interests, agreements or other facilities upon which Borrower and iMagicOnline are obligated or by which Borrower and iMagicOnline each are bound that will in any way permit any third person to have or obtain priority over Lender as to any of the collateral security granted to Lender pursuant to this Agreement and the other Security Instruments. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower and iMagicOnline under and by virtue of the Loan Documents to which Borrower is a party will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, license, franchise or any other instrument or agreement to which Borrower or iMagicOnline is a party or by which Borrower or iMagicOnline or their properties may be bound or affected or as to which Borrower or iMagicOnline has not obtained an effective waiver.

     3.07 Capitalization. As of the date hereof, and upon consummation of the transactions contemplated by the Loan Documents, Borrower will have a total authorized capitalization consisting of ten million (10,000,000) shares of Class A Common Stock (voting), par value



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


$0.10 per share (the "Class A Common Stock"), of which 6,291,392 shares will be outstanding, and ten million (10,000,000) shares of Class B Common Stock (non-voting), par value $0.10 per share (the "Class B Common Stock"), of which 13,500 shares will be outstanding, and five million (5,000,000) shares of Series A Preferred Stock, par value $100 per share (the "Preferred Stock"), of which 165,268 shares will be outstanding. The Class A Common Stock and the Class B Common Stock will be referred to collectively herein as the "Common Stock". As of September 29, 1997 the Company has reserved sufficient shares of Class A Common Stock for issuance upon exercise of the Warrant, and 983,980 shares of Class A Common Stock for issuance upon exercise of other outstanding warrants as set forth in Schedule 3.07. A complete list of all outstanding shares of Common Stock, Preferred Stock and warrants, options and other rights to purchase or otherwise acquire Common Stock, Preferred Stock or other securities or instruments exchangeable for or convertible into Common Stock or Preferred Stock, and the names in which they are or will be registered is set forth in
Schedule 3.07. All the outstanding shares of capital stock of Borrower have been duly authorized, are validly issued and are fully paid and nonassessable. Except as set forth in Schedule 3.07 hereto, there are no options, warrants or rights to acquire shares of the capital stock or other securities of Borrower authorized, issued or outstanding, nor is Borrower obligated in any other manner to issue shares of its capital stock or other securities, and there are no restrictions on the transfer of shares of capital stock of Borrower other than those imposed by relevant state and federal securities laws. Except as set forth in Schedule 3.07 hereto, no holder of any security of Borrower is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which Borrower is a party or that are otherwise binding upon Borrower.

     3.08 Places of Business. The records with respect to all intangible personal property constituting the collateral security for the Secured Obligations are maintained at the offices of Borrower at 215 Southport Drive, Suite 1000, Morrisville, North Carolina 27560 or at 1701 West Northwest Highway, Suite 220, Grapevine, Texas 76051.

     3.09 Litigation. Except as disclosed on Schedule 3.09, there are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower or involving the validity or enforceability of any of the Loan Documents or the priority of the liens thereof, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are fully covered by insurance and that, if adversely determined, would not impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

     3.10 Financial Statements. The financial statement(s) of Borrower as of and for the year ended March 31, 1997, and heretofore delivered to Lender have been prepared on the basis of generally accepted accounting principles consistently applied ("GAAP"), and fairly present the financial condition of the subjects thereof as of the date(s) thereof. No materially adverse change has occurred in the financial condition of Borrower since the date(s) thereof, and no additional borrowings have been made by Borrower since the date(s) thereof.



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


     3.11 No Defaults. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, the charter documents or bylaws of Borrower or iMagicOnline or any mortgage, security deed or agreement, deed of trust, lease, loan or credit agreement, partnership agreement, license, franchise or any other material instrument or agreement to which Borrower or iMagicOnline is a party or by which Borrower or iMagicOnline or its properties may be bound or, to the knowledge of Borrower or iMagicOnline, affected.

     3.12 Compliance With Law. Borrower and iMagicOnline each has obtained all material licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. Borrower and iMagicOnline each is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) and any noncompliance, in the aggregate, cannot reasonably be expected to have a materially adverse effect on its business, operations, property or financial condition and will not adversely affect its ability to perform its obligations under the Loan Documents.

     3.13 No Burdensome Restrictions. No instrument, document or agreement to which Borrower or iMagicOnline is a party or by which Borrower or iMagicOnline, or its properties may be bound or affected materially adversely affects, or may reasonably be expected so to affect, the business, operations, property or financial condition thereof.

     3.14 Taxes. Except as disclosed on Schedule 3.14 hereto, Borrower and iMagicOnline each has filed or caused to be filed all tax returns that are required to be filed (except for returns that have been appropriately extended), and has paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against Borrower or iMagicOnline or any of their property.

     3.15 Collateral. Borrower and iMagicOnline each has all necessary right, power and authority to grant to Lender a valid and enforceable security interest in the collateral security for the Secured Obligations. Except as provided on
Schedule  3.06,   Lender's  security   interest  in  such  collateral   security
constitutes a first and prior lien upon and security interest in such collateral, and, except for liens arising by operation of law in the ordinary course of Borrower's or iMagicOnline's business, and that do not materially impair, in the aggregate, Lender's rights or priority in such collateral, no other person or entity has any right, title, interest, security interest, claim or lien with respect thereto.

     3.16 Certain Transactions. Except as provided on Schedule 3.16, Borrower and iMagicOnline each is not indebted, directly or indirectly, to any of its officers or directors or to their spouses or children; none of said officers or directors or any members of their immediate families are indebted to Borrower or iMagicOnline or have any direct or indirect ownership interest in any firm or corporation with which Borrower or iMagicOnline is affiliated or with which Borrower or iMagicOnline has a business relationship, or any firm or corporation that competes with Borrower or iMagicOnline, except that officers and/or directors of Borrower or iMagicOnline may own no more than one percent (1%) of the outstanding stock of publicly traded companies that compete directly with Borrower or iMagicOnline. Except as provided on Schedule 3.16, no officer or director or any member of their immediate families, is, directly or indirectly, interested in any material contract with Borrower or iMagicOnline, and Borrower or iMagicOnline is not a guarantor or indemnitor of any indebtedness.

     3.17 Title to Property. Borrower and iMagicOnline each does not own any real property. As of the date hereof, Borrower and iMagicOnline each has good and marketable title to all of its personal property, free and clear of any and all claims, liens, encumbrances, equities and restrictions of every kind and nature whatsoever, except as disclosed on Schedule 3.17 hereto and except for such claims, liens, encumbrances, equities and restrictions as are not in the aggregate material to the business, operations or financial condition of Borrower taken as a whole.

     3.18 Intellectual Property. Except as disclosed in Schedule 3.17, Borrower and iMagicOnline each is the lawful owner of its proprietary information (as defined herein), free and clear of any claim, right, trademark, patent or copyright protection of any third party. As used herein, "proprietary information" includes without limitation any computer software and related documentation, inventions, technical and nontechnical data related thereto, and other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, pricing and cost information, designs, processes, procedures, formulas, research data owned or used by Borrower or iMagicOnline or marketing studies conducted by Borrower or iMagicOnline, all of which Borrower or iMagicOnline considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business. Borrower and iMagicOnline each has good and marketable title to all patents, trademarks, trade names, service marks, copyrights and registrations or applications for registration with respect to any of the foregoing, all of which are described on Schedule 3.18 hereto, owned by Borrower or iMagicOnline or used or required by Borrower or iMagicOnline in the operation of its business. There is no infringement of or conflict with rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how that could result in any materially adverse effect upon Borrower or iMagicOnline. No products or processes of Borrower or iMagicOnline infringe or conflict with any rights of patent or copyright, or any discovery, invention, product or process, that is the subject of a patent or copyright application or registration known to Borrower or iMagicOnline. Borrower and iMagicOnline each has no knowledge or belief that any third party's proprietary information infringes Borrower's proprietary information. Borrower and iMagicOnline each follows such procedures as are necessary or appropriate to protect Borrower's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of Borrower and iMagicOnline, no person employed by or affiliated with Borrower or iMagicOnline has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of Borrower and iMagicOnline, no person employed by or affiliated with Borrower or iMagicOnline has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of Borrower or iMagicOnline.

     3.19 Investment Company Act. Borrower and iMagicOnline each is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     3.20 Margin Requirements. Without expanding the limited uses of proceeds of the Loan set forth in Section 4.03 of this Agreement, Borrower agrees that Borrower shall not use any of the funds advanced under the Loan for the purpose of acquiring or carrying "margin stock" for the purposes of Regulations G, T, X or U of the Federal Reserve Board.

     3.21 Solvency. Borrower and iMagicOnline each is solvent as of the date of this Agreement. For purposes of this Section 3.21, "solvent" shall mean Borrower and iMagicOnline each (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage,
(ii) is able to pay its debts as they mature, and (iii) owns assets having present fair saleable value greater than the amount required to pay its debts.

     3.22 Environmental Compliance. To the best of its knowledge, Borrower and iMagicOnline each has duly complied with, and its properties are owned and operated in compliance with all federal, state and local environmental laws and regulations. There have been no citations, notices or orders of noncompliance issued to Borrower or iMagicOnline or relating to their respective businesses or properties. To the best of its knowledge, Borrower and iMagicOnline each has obtained all federal, state and local licenses, certificates or permits required by such environmental laws and regulations relating to Borrower and iMagicOnline and their respective properties.

     3.23  OSHA  Compliance.  To  the  best  of  its  knowledge,   Borrower  and
iMagicOnline each is in compliance in all material respects with the Federal Occupational Safety and Health Act, as amended, and all regulations thereunder.

     3.24. ERISA Compliance. With respect to the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder ("ERISA"):

          (a) Plans. Schedule 3.24 sets forth any and all "employee benefit plans" maintained by or on behalf of Borrower or iMagicOnline or any ERISA Affiliates as defined in Section 3(3) of ERISA (a "Plan"), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits. For purposes of this Agreement, "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with Borrower or iMagicOnline, is treated as a single employer under
     Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder (the "Code"); and "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA. Neither Borrower or iMagicOnline nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any defined benefit pension plan or Multiemployer Plan.

          (b) Compliance. To the best of its knowledge, Borrower has at all times maintained each Plan, by its terms and in operation, in accordance in all materials respects with all applicable laws.

          (c) Liabilities. Except for liabilities and expenses which become payable and are timely paid pursuant to the terms and usual operations of the Plans, Borrower and iMagicOnline each is not currently and, to the best of its knowledge, will not become subject to any material liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any material tax, penalty or liability arising under Title I or Title IV or ERISA or Chapter 43 of the Code.

          (d) Funding. Borrower and iMagicOnline and each of their ERISA Affiliates has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan. No Plan or Plans have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) which, in the aggregate, exceed $100,000.

     3.25 Small Business Concern. Borrower and iMagicOnline each, together with its "affiliates" (as that term is defined in 13 C.F.R. Section 121.401), if any, is a "Smaller Business" within the meaning of 15 U.S.C. Section 662(5), that is
Section 103(5) of the Small Business Investment Act of 1958, as amended (the "SBIC Act"), and the regulations thereunder, including 13 C.F.R. Section 107.710, and meets the applicable size eligibility criteria set forth in 13 C.F.R. Section 121.301(c)(1) or the industry standard covering the industry in which the Borrower is primarily engaged as set forth in 13 C.F.R. Section 121.301(c)(2). Neither the Borrower or iMagicOnline each, nor any of its subsidiaries, presently engages in any activities for which a small business investment company is prohibited from providing funds by the SBIC Act and the regulations thereunder, including 13 C.F.R. Section 107.

     3.26 Statements Not False or Misleading. Borrower and iMagicOnline each has fully advised Lender of all matters involving Borrower's and iMagicOnline's financial condition, operations, properties or industry that management of Borrower and iMagicOnline reasonably expects might have a materially adverse effect on Borrower or iMagicOnline. No representation or warranty given as of the date hereof by Borrower or iMagicOnline contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to Lender pursuant hereto, taken as a whole, contains or will (as of the

Closing) contain any untrue statement of a material fact, or omits or will (as of the Closing) omit to state any material fact that is necessary in order to make the statements contained therein not misleading.

     3.27  Survival.   The   representations  and  warranties  of  Borrower  and
iMagicOnline each contained in this Agreement shall survive until this Agreement terminates in accordance with Article VIII hereof.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

     4.01 Payment of Secured Obligations. Borrower shall pay the indebtedness evidenced by the Debenture according to the terms thereof, and shall timely pay or perform, as the case may be, all the other Secured Obligations.

     4.02 Transfer of Collateral. Except in the ordinary course of business, Borrower and iMagicOnline each will not sell, exchange, lease, negotiate, pledge, assign or otherwise dispose of the collateral security described in
Section 2.01 or the Security Instruments to anyone other than Lender, except as permitted by Section 4.18, and except that (i) Borrower and iMagicOnline each may sell or lease inventory in the ordinary course of business, and (ii) Borrower and iMagicOnline each may sell or otherwise dispose of obsolete or retired equipment in the ordinary course of business.

     4.03 Use of Proceeds; Restrictions on Activities.

     (a) Neither Borrower nor any of its subsidiaries will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act and the regulations promulgated thereunder, including 13 C.F.R. ss.107.

     (b) Borrower will use the proceeds from the Loan for the purposes and in the amounts set forth on Schedule 4.03 attached to this Agreement. Borrower will deliver within ninety (90) days of the Closing to Lender a written report, certified as correct by Borrower's chief executive officer or chief financial officer, verifying the purposes and the amounts for which proceeds from the Loan have been disbursed, and, if the proceeds have not been fully disbursed within that 90-day period, an additional report also so certified, delivered not later than the end of each succeeding 90-day period, verifying the purposes and the amounts for which proceeds have been disbursed. Borrower will supply to Lender such additional information and documents as Lender reasonably requests with respect to use of proceeds and will permit Lender to have reasonable access to any and all Company records and information and personnel as Lender reasonably deems necessary to verify how proceeds have been or are being used and to assure that the proceeds have been used for the purposes specified.

     (c) Borrower will not, without obtaining the prior written approval of Lender, change within one year of the Closing hereunder Borrower's business activity from that described in Schedule 4.03 to a business activity for which a small business investment company is prohibited from providing funds by the SBIC Act and the regulations promulgated thereunder. Borrower agrees that any such changes in its business activity without such prior written consent of Lender will constitute an event of default under the Debenture (an "Activity Event of Default"). If an Activity Event of Default occurs, the affected SBIC Purchaser has the right to demand immediate repayment of the Debenture with interest to the date of repayment, and Borrower will immediately make such payment within three (3) days of receipt of a demand. The payment remedy is in addition to any and all other rights and remedies against Borrower and others to which Lender may be entitled.

     4.04 Further Assurances. Borrower and iMagicOnline each will take all actions reasonably requested by Lender to create and maintain in Lender's favor valid liens upon, security titles to and/or perfected security interests in any collateral security described in Section 2.01 or the Security Instruments and all other security for the Secured Obligations now or hereafter held by or for Lender. Without limiting the foregoing, Borrower and iMagicOnline each agrees to execute such further instruments (including financing statements and continuation statements) as may reasonably be required or permitted by any law relating to notices of, or affidavits in connection with, the perfection of Lender's security interests, and to cooperate with Lender in the filing or recording and renewal thereof.

     4.05 Limitations on Debt and Obligations. Borrower and iMagicOnline each shall not issue, assume, guarantee or otherwise become liable or permit to exist any indebtedness except: (i) indebtedness permitted under Section 4.22 hereof;
(ii) the indebtedness incurred pursuant to the Debenture; (iii) accounts payable and other trade payables incurred in the ordinary course of business; (iv) obligations of Borrower or iMagicOnline pursuant to capitalized leases and/or purchase money financing of equipment, (v) indebtedness that refinances secured indebtedness under clause (i) above, provided that the collateral for such new indebtedness is the collateral from the refinanced secured indebtedness and the aggregate principal amount of such indebtedness does not exceed the principal amount outstanding under the refinanced indebtedness; or (vi) indebtedness incurred in connection with the acquisition of a business (including the assets of a business) provided such indebtedness is secured solely by the assets of the business so acquired. Notwithstanding the foregoing, the aggregate principal amount of any indebtedness secured by the accounts receivable and/or inventory of Borrower and its subsidiaries (whether such indebtedness is permitted under clause (i) or in clause (v)), may be increased based upon the amount of the accounts receivable and/or inventory eligible as collateral, so long as the ratio of outstanding principal amount of such indebtedness to "eligible receivables" (howsoever defined) and/or "inventory" does not exceed eighty percent (80%).

     4.06 Financial Statements and Reports. Until such time as the Loan is no longer outstanding, Borrower shall furnish to Lender (i) within one hundred twenty (120) days after the end of each fiscal year of Borrower, an audited, consolidated balance sheet of Borrower as of the close of such fiscal year, an audited income statement of Borrower for such fiscal year, and audited statements of cash flows for Borrower for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, and in such form as has customarily been prepared by Borrower; (ii) within forty-five (45) days of the end of each calendar month, balance sheets of Borrower as of the close of such month and an income statement of Borrower for such month, all in reasonable detail, and prepared on the basis of accounting principles consistently applied, together with a certificate of Borrower's Chief Executive Officer and/or Chief Financial Officer confirming the Borrower's compliance (or lack thereof) with all the terms and conditions of the Loan Documents; and (iii) with reasonable promptness, such other financial data as Lender may reasonably request.

     4.07 Maintenance of Books and Records; Inspection. Borrower and iMagicOnline each shall maintain its books, accounts and records on the basis of accounting principles consistently applied, and permit a representative of Lender, at Lender's expense and upon ten (10) days' prior written notice to Borrower or iMagicOnline, as the case may be, to visit and inspect any of its properties (including but not limited to the collateral security described in Section 2.01 or the Security Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with Borrower or iMagicOnline or the principal officers of Borrower or iMagicOnline during business hours, and without interruption of Borrower's or iMagicOnline's business, all at such times as Lender may reasonably request.

     4.08 Insurance. Without limiting any of the requirements of any of the other Loan Documents, Borrower and iMagicOnline each shall maintain, in amounts customary for entities engaged in comparable business activities, life, fire, liability and other forms of insurance on its properties (including but not limited to the collateral security now or hereafter securing payment and performance of the Secured Obligations), against such hazards and in at least such amounts as is customary in Borrower's business. At the request of Lender, Borrower and iMagicOnline each will deliver forthwith a certificate specifying the details of such insurance in effect.

     4.09 Taxes and Assessments. Borrower and iMagicOnline each shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Borrower or iMagicOnline in good faith may contest any such tax, assessments and governmental charge or levy described in the foregoing clauses (b) and (c) so long as adequate reserves are maintained with respect thereto.

     4.10 Corporate Existence. Borrower and iMagicOnline each shall maintain its corporate existence and good standing in the state of its incorporation and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is required by applicable law.

     4.11 Compliance with Law and Agreements. Borrower and iMagicOnline each shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which Borrower or iMagicOnline is a party or by which Borrower or iMagicOnline or any of its properties is bound. Without limiting the foregoing, Borrower and iMagicOnline each shall pay all of its indebtedness promptly in accordance with the terms thereof.

     4.12 Notice of Default. Borrower and iMagicOnline each shall give written notice to Lender of the occurrence of any default, event of default or Event of Default (as defined below) under this Agreement or any other Loan Document promptly upon the occurrence thereof.

     4.13 Notice of Litigation. Borrower and iMagicOnline each shall give notice, in writing, to Lender of (i) any actions, suits or proceedings instituted by any persons whomsoever against Borrower or iMagicOnline or materially affecting any of the assets of Borrower or iMagicOnline, and (ii) any dispute between Borrower or iMagicOnline on the one hand and any governmental regulatory body on the other hand, which dispute might interfere with the normal operations of Borrower or iMagicOnline; provided, however, that Lender shall not disclose any such information to any third party other than Lender's counsel and except to the extent compelled by legal process or law or otherwise authorized by Borrower or iMagicOnline.

     4.14 Informational Covenant. Borrower will furnish or cause to be furnished to the U.S. Small Business Administration (the "SBA") information required by the SBA concerning the economic impact of Lender's investment, including but not limited to information concerning federal, state, and local income taxes paid, number of employees, gross revenues, source of revenue growth, after tax profit or loss, and federal, state and employee income tax withholding. Borrower will furnish annually all information required on the appropriate SBA Forms. Borrower will also furnish or cause to be furnished to the SBA such other information regarding the business, affairs and condition of Borrower as the SBA may from time to time reasonably request. Borrower will permit SBA examiners to inspect the books and any of the properties or assets of Borrower and its subsidiaries and to discuss Borrower's business with senior management employees at such reasonable times as the SBA may from time to time request.

     4.15 ERISA Plan. If Borrower has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. 1001 et. seq. (1975), as amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (i) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (ii) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan, and (iii) Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

     4.16 Observer Rights. Borrower shall invite one representative of Lender to attend, at Lender's expense, all meetings of Borrower's Board of Directors and all committees of Borrower's Board of Directors in a nonvoting capacity and, in this respect, shall give such representative copies of all notices and other materials provided to directors in preparation for such or as part of meetings.

     4.17 Information. Borrower will furnish to Lender such financial data and other information relating to the business of Borrower as Lender may from time to time reasonably request. Borrower will cooperate fully with Lender, Lender's representatives and counsel in the preparation of any document or other material which may be required by the United States Small Business Administration or any other governmental agency as a predicate to or result of the transaction herein contemplated.

     4.18 Limitation on Liens. Without the prior written consent of Lender, which consent shall not unreasonably be withheld, Borrower and iMagicOnline each will not, and will not permit any subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (collectively, "Liens") on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any subsidiary to acquire, any property or assets upon conditional sales agreement or other title retention devices, except (i) those Liens which exist as of the date hereof; (ii) Liens hereafter created on Senior Indebtedness; or (iii) in the case of Borrower, purchase money security interests or leasehold interests on property acquired by Borrower or any subsidiary in an amount not to exceed in the aggregate 10% more than the amount approved by the Board of Directors for such expenditures in Borrower's annual budget provided to Lender.

     4.19 Dividends; Redemptions. Borrower and iMagicOnline each will not (i) declare, set aside, or pay any dividend or make any other distribution, whether in cash, in kind, or otherwise, on account of or with respect to, or (ii) apply any of its funds, property or assets to the purchase, redemption or other retirement of, any class of its capital stock or any warrants, options or other rights with respect to any class of its capital stock; provided, however, that Borrower and iMagicOnline each may apply its funds to the purchase, redemption or other retirement of its capital stock held by former employees of Borrower or iMagicOnline or options to purchase its capital stock held by former employees of Borrower or iMagicOnline provided the aggregate amount of funds applied to all such purchases, redemptions and other retirements during the term of this Agreement does not exceed $100,000.

     4.20 Investments. Borrower will not, and will not permit any subsidiary to, make any investments (including acquisitions) outside the ordinary course of business for Borrower or any subsidiary, without the prior written consent of Lender, not to be unreasonably withheld, except:

          (a) Investments in direct obligations of the United States of America, or any agency or instrumentality of the United States of America, the payment or guaranty of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof;

          (b) Investments in certificates of deposit maturing within one year from the date of origin, issued by a bank or trust company organized under the laws of the United States of any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof, rated AA or better by Standard & Poor's Corporation or AA or better by Moody's Investors Service, Inc.;

          (c)  Investments in commercial  paper maturing in two hundred  seventy
     (270) days or less from the date of issuance which, at the time of acquisition by Borrower or any subsidiary is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standing;

          (d) Loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses incidental to carrying on the business of Borrower or any subsidiary;

          (e) Receivables arising from the sale of goods and services in the ordinary course of business of Borrower and its subsidiaries; and

          (f) Investments that do not exceed $250,000 in the aggregate during the term of this Agreement.

     4.21 Mergers, Consolidations and Sales of Assets. Without Lender's prior written consent, which consent shall not be withheld unreasonably, (a) Borrower will not, and will not permit any subsidiary to (1) consolidate with or be a party to a merger or share exchange with any other corporation or (2) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this Section 4.21) of the assets of Borrower and its subsidiaries; provided, however, that:

          (i) any subsidiary may merge or consolidate with or into Borrower or any wholly owned subsidiary so long as in any merger or consolidation involving Borrower, Borrower shall be the surviving or continuing corporation;

          (ii) any subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to Borrower or any wholly owned subsidiary; and

          (iii) any subsidiary may merge or consolidate with or into another entity, provided that the value of the aggregate consideration paid by Borrower therefor (whether in cash, securities or other property) for all such acquisitions made during the term of this Agreement shall not exceed $500,000.

     (b) Without Lender's prior written consent, which consent shall not be withheld unreasonably, Borrower will not permit any subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 4.21, any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of such subsidiary to any person other than Borrower or a wholly owned subsidiary.

     (c) Without Lender's prior written consent, which consent shall not be withheld unreasonably, Borrower will not sell, transfer or otherwise dispose of any shares of stock in any subsidiary (except to dispose of any shares of stock in any subsidiary or any indebtedness of any subsidiary, and will not permit any subsidiary to sell, transfer or otherwise dispose of (except to Borrower or a wholly owned subsidiary) any shares of stock or any indebtedness of any other subsidiary, unless:

          (i) simultaneously with such sale, transfer or disposition, all shares of stock and all indebtedness of such subsidiary at the time owned by Borrower and by every other subsidiary shall be sold, transferred or disposed of as an entirety;

          (ii) the Board of Directors of Borrower shall have determined, as evidenced by a resolution thereof, that the retention of such stock and indebtedness is no longer in the best interests of Borrower;

          (iii) such stock and indebtedness is sold, transferred or otherwise disposed of to a Borrower for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

          (iv) the subsidiary being disposed of shall not have any continuing investment in Borrower or any other subsidiary not being simultaneously disposed of; and

          (v) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of Borrower and its subsidiaries.

     4.22 Maintenance of Certain Financial Conditions. As long as the Loan or any portion thereof is outstanding, Borrower shall at all times maintain the following financial condition: Borrower's total debt from asset based lenders shall not exceed eighty percent (80%) of Borrower's eligible United States accounts receivable, where eligible accounts receivable shall include those accounts receivable reflected in Borrower's books and records, excluding any accounts that are more than one hundred twenty (120) days' past due or that are due more than one hundred twenty (120) days from the date in question, plus forty percent (40%) of Borrower's finished goods inventory reflected on Borrower's books and records, plus forty percent (40%) of Borrower's fully-insured foreign accounts receivable all of which shall be maintained in accordance with GAAP. In no event shall Borrower's (i) Senior Indebtedness exceed $5,000,000 and (ii) total indebtedness including the Debenture (but not including shareholder debt subordinate to Lender and unsecured indebtedness of Borrower to Branch Bank and Trust Company) exceed the greater of (A) $9,200,000, and (B) three and one-half (3-1/2) times Borrower's earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP, for the preceding twelve-month period.

     4.23 Transactions with Affiliates.

     (a) Except as set forth on Schedule 4.23, Borrower will not, and will not permit any subsidiary to, enter into or be a party to any transaction or arrangement with any officer, director or affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any affiliate), except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such subsidiary than would obtain in a comparable arm's-length transaction with a person other than an affiliate, in each case as determined in good faith by a majority of the disinterested directors of Borrower (as the term "disinterested" is used in Section 144 of the Delaware General Corporation Law).

     (b) Borrower will not, and will not permit any subsidiary to, make any payments on or with respect to any indebtedness of Borrower to any shareholder of Borrower (excluding High Point Capital, LLC, and Petra Capital, LLC), or any family member of any such shareholder, or repurchase or retire any such indebtedness, so long as the Loan shall be outstanding.

     4.24 Change in Control. Borrower will not, without Lender's prior written approval, which approval shall not be withheld unreasonably, permit to occur any
(a) transaction, or series of related transactions, in which any person or entity that is not a shareholder on the date hereof acquires securities representing greater than 50% of the voting power with respect to Borrower's capital stock; (b) change in the composition of Borrower's Board of Directors in connection with any series of related transactions such that a majority of the Board shall not have served previously as directors of the Company; or (c) termination of status of Robert L. Pickens, William Stealey or William Kaluza as President, Chief Executive Officer or Chief Financial Officer, respectively of Borrower.

     4.25 Changes in Equity; No Impairment of Warrant. Borrower will not, so long as the Warrant remains outstanding:

          (a) without at least ten (10) days' prior written notice to Lender, amend or repeal any provision of, or add any provision to, Borrower's Articles of Incorporation or Bylaws;

          (b) without the prior written consent of Lender, which consent will not be withheld unreasonably, authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to dividends, voting or assets to the Common Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of Borrower having any preference or priority as to dividends, voting or assets superior to the Common Stock;

          (c) without the prior written consent of Lender, which consent will not be withheld unreasonably, reclassify any Common Stock into shares having any preference or priority as to dividends, voting or assets superior to the Common Stock;

          (d) establish or suffer to exist a par value for the Common Stock that results in the shares issuable upon exercise of the Warrant to being issued or issuable at less than the par value per share of such Common Stock; or

          (e) avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under the Warrant, and Borrower will at all times in good faith assist in the carrying out of all of the provisions of the Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrant against impairment.

     4.26 Key-Man Insurance. Borrower will obtain within 90 days after the Closing Date and maintain $1,200,000 in term insurance, naming Borrower as beneficiary, and Lender as an additional loss payee, on the life of William Stealey.

                                    ARTICLE V

                              CONDITIONS TO CLOSING

     The obligation of Lender to purchase and pay for the Debenture on any Closing Date shall be subject to the fulfillment on or before such Closing Date of each of the following conditions.

     5.01 Representations and Warranties. The representations and warranties of Borrower and iMagicOnline each contained in this Agreement and in any Schedule hereto or any document or instrument delivered to Lender or its representatives hereunder, shall have been true and correct when made and shall be true and correct as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. Borrower and iMagicOnline each shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

     5.02 Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to Lender and Lender's counsel.

     5.03 Required Consents. Any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of Borrower, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Lender and Lender's counsel.

     5.04 Conditions of Lender's Obligations. Lender shall have received the following documents, in form and substance satisfactory to Lender in its sole discretion.

     (a) Corporate Documents. A copy of the Articles of Incorporation of each of Borrower and iMagicOnline, as amended, and restated, certified by the Secretary of State of Maryland and the Secretary of the State of North Carolina respectively, and certificates of good standing from the Secretaries of State of each state where Borrower and iMagicOnline is required to be qualified to do business, all as of a recent date.

     (b) Officer's Certificate. A certificate of the President and Chief Executive Officer of each of Borrower and iMagicOnline to the effect set forth in Exhibit C hereto.

     (c) Opinion of Counsel. The opinion of counsel to Borrower, in form reasonably satisfactory to Lender, substantially in the form of Exhibit D hereto.

     (d) Debenture. The Debenture, duly completed and executed.

     (e) Stock Purchase Warrant. The Warrant duly completed and executed.

     (f) UCC-1 Financial Statements. Financing Statements on Form UCC-1 duly completed and executed by Borrower securing the rights of Lender to the collateral security listed in Section 2.01.

     (g) SBA Documentation. SBA Form 480 (Size Status Declaration) and SBA Form 652 (Assurance of Compliance), which have been completed and executed by Borrower, and SBA Form 1031 (portfolio Finance Report), Part A and Part B of which have been completed by Borrower.

     (h) Closing Fee. Evidence that the Closing Fee provided in Section 1.04 has been or is being paid in full.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

     6.01 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

          (a) Default in the payment of the principal of or interest on the indebtedness evidenced by the Debenture in accordance with the terms of the Debenture, which default is not cured within ten (10) business days;

          (b) Any material misrepresentation by Borrower or iMagicOnline as to any matter hereunder or under any of the other Loan Documents, or delivery by Borrower or iMagicOnline of any material schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

          (c) Failure of Borrower and iMagicOnline each to perform any of its material obligations under this Agreement, any of the Security Instruments or any of the other Loan Documents;

          (d) Borrower's or iMagicOnline's (i) admission in writing of its inability to pay its debts generally as they become due; or (ii) assignment for the benefit of creditors or petition or application to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) voluntary commencement of any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the involuntary commencement of any such proceeding that is not dismissed within ninety (90) days; or (iv) suffering to exist any such petition or application or any such proceeding against it in which an order for relief is entered or an adjudication or appointment is made; or (v) indication, by any act or omission, of its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) permitting any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more;

          (e) Borrower's or iMagicOnline's liquidation, dissolution, partition or termination;

          (f) A default or event of default under any of the other Loan Documents that, if subject to a cure right, is not cured within any applicable cure period;

          (g) Borrower's default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any indebtedness of Borrower now or hereafter owed to Lender other than the Loan;

          (h) Borrower's default in the timely payment or performance of any principal of or premium or interest on any debt owed by Borrower (other than the Loan), which is outstanding in a principal amount of at least $100,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, acceleration, demand or otherwise), if such failure shall continue after any cure period applicable thereto; or (ii) the occurrence of any other event or condition under any agreement or instrument relating to any such indebtedness that continues after any applicable cure period, if the effect of such event or condition is to accelerate or permit the acceleration of such indebtedness; or (iii) the acceleration of any such indebtedness or otherwise declaration to be due and payable prior to the stated maturity thereof of any such indebtedness; or (iv) requirement that any such indebtedness be prepaid, redeemed, purchased or defeased prior to the stated maturity thereof;

          (i) The  termination  of employment of any of the persons set forth on
     Schedule 6.01 from the positions set forth opposite their names; or

          (j) The sale,  transfer or disposal by any of the persons set forth on
     Schedule 6.01 of more than ten percent (10%) of shares of Common Stock held by such person as of the date hereof.

With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (ten (10) days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrower.

     6.02 Acceleration of Maturity; Remedies. Upon the Occurrence of any Event of Default described in subsection 6.01, the indebtedness evidenced by the Debenture shall be immediately due and payable in full; and Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Debenture. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Debenture, as set forth herein:

          (a) Lender immediately shall be entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Security Instruments and all of the other Loan Documents;

          (b) Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code; and

          (c) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

     6.03 Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

     6.04 Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

          First, to the costs and expenses, including reasonable attorney's fees, incurred by Lender in connection with the exercise of its remedies;

          Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its reasonable discretion, to cure the default that has occurred;

          Third, to the payment of the Secured Obligations, including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Debenture, in such order of priority as Lender shall determine in its sole discretion; and

          Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

                                   ARTICLE VII

                      RIGHTS WITH RESPECT TO WARRANT SHARES

     7.01 Put Option.

     (a) Grant of Put Option. Borrower hereby grants to Lender an option to sell to Borrower, and Borrower is obligated to purchase from Lender under such option (the "Put Option"), all (but not less than all) of the Warrant Shares (including shares issuable upon exercise of the Warrant) (the "Put Shares"). The Put Option will be effective beginning on the fifth anniversary of the Closing Date, or at any time prior to such date upon the occurrence but only during the continuance of an Event of Default (as defined in Section 6.01 hereof) (the "Put Option Period").

     (b) Put Price. In the event that Lender exercises the Put Option, the price (the "Put Price") to be paid to Lender pursuant to this Section 7.01 shall be the higher of the following amounts:

     (i) the product of five times Borrower's per-share earnings before interest, taxes, depreciation and amortization for Borrower's most recent 12-month period before exercise of the Put Option, determined in accordance with generally accepted accounting principles ("GAAP") by Borrower's independent auditors, less debt per share of Borrower's outstanding Common Stock on a fully diluted basis for borrowed money as at the end of such 12-month period, plus Cash (as hereinafter defined) per share of Borrower's outstanding Common Stock on a fully diluted basis as at the end of such 12-month period all multiplied by the number of Put Shares. For purposes of this Section 7.01, "Cash" shall include currency, funds in deposit accounts, certificates of deposit with maturities of one year or less from the date of determination, readily marketable securities and other similar assets of Borrower; or

     (ii) Borrower's book value per share at the end of the most recently completed month before exercise of the Put Option, determined in accordance with GAAP, multiplied by the number of Put Shares.

For purposes of this Agreement "fully diluted basis" means, as of any date of determination the shares of Common Stock outstanding on such date, such number of shares of Class A Common Stock as actually are issued and outstanding on such date, plus the number of shares of Class B Common Stock as actually are issued and outstanding on such date (such Class A Common Stock and Class B Common Stock being referred to hereinafter collectively as the "Common Stock"), together with all shares of Common Stock that would be outstanding on such date assuming the issuance of all shares of Common Stock issuable upon the exercise, exchange or conversion of (i) any securities outstanding as of such date and convertible into or exchangeable for Common Stock (whether or not the rights to exchange or convert thereunder are immediately exercisable) (such convertible or exchangeable securities being herein called "Convertible Securities"), (ii) any rights outstanding as of such date to subscribe for or to purchase, or any warrants or options outstanding (but specifically excluding options for up to 1,215,000 shares, subject to adjustment for stock splits, stock dividends and the like, of Class B Common Stock to be granted upon the achievement of certain performance objectives pursuant to the company's 1995 Employees' Incentive Stock Option Plan (the "1995 Incentive Plan")) for the purchase of, Common Stock or Convertible Securities (whether or not immediately exercisable) (such rights, warrants or options being herein called "Option Securities") and (iii) any such Common Stock and/or Convertible Securities issued upon the exercise of such Option Securities. The Company represents and warrants that, as of the date of this Agreement the outstanding shares of Common Stock, calculated on a fully diluted basis, are 10,232,040.

     (c) Exercise of Put Option. The Put Option may be exercised during the Put Option Period with respect to all (but not less than all) of the Put Shares by notice in writing given by Lender to Borrower of Lender's election to exercise the Put Option. Lender and Borrower shall complete the exercise of the Put Option and payment of the Put Price as soon as practicable and in no event later than thirty (30) days following the giving of such notice. The Put Price shall be payable in cash, or, at Borrower's option by delivery to Lender of a promissory note, in form and substance reasonably satisfactory to Lender, bearing interest at 12.5% per annum, due in one year, amortized in twelve (12) equal monthly installments of principal and interest, and bearing interest at 15.5% per annum in case of any default by Borrower.

     (d) Warrant Shares. For purposes of this Article VII below, "Warrant Shares" shall be deemed to include shares issued or issuable upon exercise of the Warrant and any securities into or for which the Warrant or Warrant Shares are converted or exchanged, or which are issued with respect thereto as a result of any stock split, recapitalization, reorganization, combination of shares, merger, consolidation or otherwise, if any, with proper adjustment to the price at which such securities shall be repurchased to eliminate the effect of such capital change.

     (e) Termination. The Put Option shall terminate upon the earliest to occur of (i) the initial public offering of Borrower's Common Stock generating net proceeds to Borrower, after deducting underwriters' discounts and commissions, of at least $15,000,000 or (ii) any event in which (A) Borrower sells all or a majority of its assets or income generating capacity; or (B) Borrower participates in any merger, consolidation, reorganization, share exchange or similar transaction or series of related transactions involving a change of control of Borrower (a "Liquidating Event").

     7.02 Registration.

     (a) Borrower agrees that if at any time after the date hereof Borrower shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering (including Borrower's IPO), it will give notice in writing to such effect to the Holders at least thirty (30) days prior to such filing and, at the written request of any such Holder, made within ten (10) days after the receipt of such notice, will use its best efforts to include therein at Borrower's cost and expense (including the fees and expenses of counsel to such Holders, but excluding underwriting discounts, commissions and filing fees attributable to the Warrant Shares included therein) such of the Warrant Shares as such Holders shall request; provided, however, that if the offering being registered by Borrower is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Warrant Shares would materially and adversely affect the sale of the securities to be sold by Borrower thereunder, then Borrower shall be required to include in the offering only that number of securities owned by shareholders, including the Warrant Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (such securities so included to be apportioned pro rata among all selling shareholders not exercising demand registration rights according to the total amount of such securities entitled to be included therein (but for this proviso and any other similar cutback provisions to which other selling shareholders are subject). Nothing in this subparagraph (b) shall be deemed to require Borrower to proceed under this subparagraph with any registration of its securities after giving the notice herein provided.

     (b) Whenever required under this Agreement to use its best efforts to effect the registration of any of the Warrant Shares, Borrower shall, as expeditiously as reasonably possible:

          (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Warrant Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Warrant Shares covered by the registration statement have been sold or (B) two hundred seventy (270) days from the effective date of the registration statement; provided, however, the Company may suspend such offering for ninety (90) days in any twelve month period; and further provided, however, that before filing a registration statement or prospectus or any amendment or supplements thereto, Borrower will furnish to each Holder of Warrant Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and Borrower will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and any such Holder or the underwriters, if any, shall reasonably object;

          (ii) Prepare and file with the Commission such amendment and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective until the transaction is consummated or the registration statement is suspended in accordance with Section 7.02(c)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act;

          (iii) Furnish to the selling Holder(s) such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), such supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Warrant Shares owned by them;

          (iv) Use its best efforts to register and qualify under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Warrant Shares owned by such Holder in such jurisdictions; provided, however, that Borrower shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions;

          (v) Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains any untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, Borrower will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Warrant Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (vi) Provide a transfer agent and registrar for all such Warrant Shares not later than the effective date of such registration statement;

          (vii) Enter into such customary agreements (including underwriting agreements in customary form for such offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Warrant Shares (including, in connection with a registration statement requested pursuant to Section 7.02(a), effecting a stock split or a combination of shares);

          (viii) Subject to customary confidentiality undertakings, make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of Borrower, and cause the officers, directors, employees and independent accountants of Borrower to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (ix) Promptly notify the selling Holder(s) of Warrant Shares and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (D) the receipt by Borrower of any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes;

          (x) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered;

          (xi) Cooperate with the selling Holder(s) and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Warrant Shares to be sold without restrictive legends if so permitted by applicable warrant, shareholder and other agreements, and enable such Warrant Shares to be in such lots and registered in such names as the underwriters may request at least three (3) business days prior to any delivery of the Warrant Shares to the underwriters;

          (xii) Provide a CUSIP number for all the Warrant Shares not later than the effective date of the registration statement;

          (xiii) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (A) make such representations and warranties to the selling Holder(s) and the underwriters, if any, with respect to the Warrant Shares and the registration statement as are customarily made by issuers in similar offerings; (B) use its best efforts to obtain "cold comfort" letters and updates thereof from Borrower's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with similar offerings; (C) deliver such documents and certificates as may be reasonably requested (1) by the Holders of a majority of the Warrant Shares being sold, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Borrower; and (D) obtain opinions of counsel to Borrower and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any), covering the matters customarily covered in opinions requested in similar offerings and such other matters as may be reasonably requested by the selling Holders and underwriters or their counsel. If customary for similar offerings, such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading. If for any reason Borrower's counsel is unable to give such opinion, Borrower shall so notify the Holders of the Warrant Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion; and

          (xiv) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of
     Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Warrant Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering beginning with the first month of the first fiscal quarter of Borrower commencing after the effective date of the registration statement, which statements shall cover such 12-month periods.

     (c) After the date hereof, Borrower shall not grant to any holder of securities of Borrower any registration rights which have a priority greater than or equal to those granted to Holder(s) pursuant to this Warrant, unless granted to holders of the Company's equity securities acquired in connection with sales of such securities after the date hereof for an aggregate purchase price of at least $1,000,000.

     (d) Borrower's obligations under Sections 7.02(a) and (b) above with respect to each Holder of Warrant Shares are expressly conditioned upon such Holder furnishing to Borrower in writing such information concerning such Holder and the terms of such Holder's proposed offering as Borrower shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Warrant Shares is filed, then

Borrower shall indemnify each Holder thereof (and each underwriter for such Holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of or based upon any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such Holder of the Warrant Shares expressly for use in connection with such registration statement; and such Holder shall indemnify Borrower (and each of its officers and directors who has signed such registration statement, each other director and each other person, if any, who controls Borrower within the meaning of the Securities Act, each underwriter for Borrower and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such Holder against the loss, claim, damage or liability arising out of or based upon any such statement or omission which was made in reliance upon information furnished in writing to Borrower by such Holder expressly for use in connection with such registration statement.

     (e) For purposes of this Section 7.02, all of the Warrant Shares shall be deemed to be issued and outstanding, and all Holders shall be deemed to be holders of such Warrant Shares.

     7.03 Co-Sale Rights.

     (a) Co-Sale Rights. J.W. Stealey (the "Selling Shareholder") shall not enter into any transaction that would result in the sale by him of any Common Stock now or hereafter owned by him, unless prior to such sale he shall give notice to Lender of his intention to effect such sale in order that Lender may exercise its rights under this Section 7.03 as hereinafter described. Such notice shall set forth (i) the number of shares to be sold by the Selling Shareholder (ii) the principal terms of the sale, including the price at which the shares are intended to be sold, and (iii) an offer by the Selling Shareholder to cause to be included with the shares to be sold by him in the sale, on the same terms and conditions, the Warrant Shares issuable or issued to Lender.

     (b) Rejection of Co-Sale Offer. If Lender has not accepted such offer in writing within a period of ten (10) days from the date of receipt of the notice specified in Section 7.03(a), then the Selling Shareholder shall thereafter be free for a period of ninety (90) days to sell the number of shares specified in such notice, at a price no greater than the price set forth in such notice on the terms set forth in such notice, without any further obligation to Lender in connection with such sale. In the event that the Selling Shareholder fails to consummate such sale within such 90-day period, the shares specified in such notice shall continue to be subject to this Section 7.03.

     (c) Acceptance of Co-Sale Offer. If Lender accepts such offer in writing within a period of ten (10) days from the date of receipt of the notice specified in Section 7.03(a), such acceptance shall be irrevocable unless the Selling Shareholder shall be unable to cause to be included in his sale the number of shares of Warrant Stock held by Lender set forth in the written acceptance. In that event, the Selling Shareholder and Lender shall participate in the sale pro rata, based upon their respective percentage interests in Borrower on a fully diluted basis in which the Warrant shall be deemed fully exercised; provided that the number of shares to be sold by Lender shall be reduced to the lesser of (a) the number of shares that Lender desires to sell and (b) a number of shares that will not conflict with Selling Shareholder's obligations under
Section 12 of that Stock Purchase Warrant dated March 24, 1997, and issued by Borrower to Petra Capital, LLC.

                                  ARTICLE VIII

                                   TERMINATION

     This Agreement shall remain in full force and effect until the earlier of September 29, 2007, or the repayment in full of the Debenture, provided that
Section 4.25 and Articles VII through IX of this Agreement shall survive any such termination until the earlier of September 29, 2007, or the repurchase in full of the Warrant and/or all Warrant Shares.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.01 Performance By Lender. If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorney's fees), with interest thereon at the highest default rate provided in the Debenture (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Borrower and shall constitute a part of the Secured Obligations and be secured hereby until fully repaid. Lender, in its reasonable discretion, shall determine the necessity for any such actions and of the amounts to be paid.

     9.02 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or iMagicOnline or by or on behalf of Lender shall bind and inure to the benefit of their heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

     9.03 Costs and Expenses. Borrower agrees to pay all costs and expenses incurred by Lender in connection with the making of the Loan that is the subject of this Agreement, including but not limited to filing fees, recording taxes and reasonable attorneys fees, promptly upon demand of Lender. Borrower further agrees to pay all premiums for insurance required to be maintained pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lender in connection with the collection of the Loan upon an Event of Default, including but not limited to reasonable attorneys fees, promptly upon demand of Lender.

     9.04 Assignment. The Debenture, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole but not in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Notwithstanding the foregoing, the Debenture may be transferred, at Lender's option, to one or more persons, in whole or in part, so long as such transferees (a) are members, partners, shareholders or affiliates of Lender, or members, partners or shareholders of any of the foregoing; (b) agree to hold the Debenture subject to all the terms hereof; and (c) shall appoint Lender as its sole agent for exercising the rights of such transferees hereunder, excepting the right to collect amounts due on the Debenture (or part thereof) held by such transferee, which collection rights may be exercised by any transferee. Borrower and iMagicOnline each shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender, which consent shall not be withheld unreasonably.

     9.05 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower, iMagicOnline and Lender hereunder and under all of the other Loan Documents.

     9.06 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     9.07 Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement, the Debenture, the Security Instruments or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the loan made pursuant to this Agreement, acceleration of the maturity of the unpaid balance of the loan or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Debenture shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Debenture and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Debenture exceed the maximum amounts permitted from time to time by applicable law.

     9.08 Article and Section Headings; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

     9.09 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing, The date of personal delivery, telecopy or telex or the date of mailing (or delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

    The Address of
    Lender is:                  Oberlin Capital, L.P.
                                702 Oberlin Road
                                Suite 150
                                Raleigh, North Carolina  27605
                                Attention: Robert G. Shepley

    with a copy to:             Wyrick Robbins Yates & Ponton LLP
                                4101 Lake Boone Trail, Suite 300
                                Raleigh, North Carolina  27607
                                Attention: J. Christopher Lynch, Esq.

    The Address of
    iMagicOnline and
    Borrower is:                Interactive Magic, Inc.
                                215 Southport Drive, Suite 1000
                                Morrisville, North Carolina  27560
                                Attention:  William J. Kaluza

    with a copy to:             Smith, Anderson, Blount, Dorsett,
                                  Mitchell & Jernigan, L.L.P.
                                2500 First Union Capital Center
                                Raleigh, North Carolina  27601
                                Attention:  Amos U. Priester, IV, Esq.

     9.10 Entire Agreement. This Agreement and the other written agreements between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein.

     9.11 Miscellaneous. This Agreement shall be construed and enforced under the laws of the State of North Carolina. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                                 LENDER:

                                 OBERLIN CAPITAL, L.P.



                                 By: /s/ Robert G. Shepley, Jr.
                                    _________________________________________
                                    Robert G. Shepley, Jr.
                                    President of the General Partner


                                 BORROWER:


                                 INTERACTIVE MAGIC, INC.

                                 By: /s/ Robert L. Pickens
                                    _________________________________________

                                 Name: Robert L. Pickens
                                     _______________________________________

                                 Title: President
                                        ______________________________________



                                 iMAGICONLINE CORPORATION

                                 By: /s/ Robert L. Pickens
                                     _______________________________________

                                 Name: Robert L. Pickens
                                      _______________________________________

                                 Title:  Vice President
                                       ______________________________________